UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 000-09439

Texas	000-09439	74-2157138
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 2.05               Costs Associated with Exit or Disposal Activities

On September 18, 2011, the Board of Directors of International Bank of Commerce (“IBOC”), the lead bank subsidiary of International Bancshares Corporation (“IBC”) approved a restructuring plan that will result in the closing of fifty three (53) in store branches of IBOC, which, when added to branch closures approved by the Boards of other subsidiary banks of IBC a few days earlier, will result in total IBC branch closures of fifty five (55) in store branches by December 31, 2011.  The aggregate deposits attributable to the 55 branches to be closed represent approximately 1.01% of IBC’s total deposits as of June 30, 2011. The branch closures are a result of reduced levels of revenue resulting from regulatory changes related to interchange fee income. This action is being taken to align IBC’s expenses with the reduced levels of revenue, protecting the Company’s financial strength while preserving IBC’s free products program (the “Restructuring Plan”).

It is anticipated that the Restructuring Plan will result in estimated combined charges for IBC of $5.56 million, before tax, to be recognized during the third and fourth quarters of 2011, broken down as follows:

(Dollars in millions)

Write-off of leasehold improvements and furniture, fixtures and equipment	$3.82

Lease contract terminations	$1.54

Other costs	$.20

Total	$5.56

These estimates are preliminary as management is still in the process of evaluating the cost of implementing the Restructuring Plan.  Accordingly, the final charges may differ significantly from these estimates.

On September 22, 2011, IBC issued a news release announcing its intent to execute the Restructuring Plan, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99            News Release of International Bancshares Corporation dated September 22, 2011 entitled, “IBC Announces Branch Closings in Response to New Banking Regulations, Stresses Commitment to Customer Service and Free Products Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

By:	/s/Dennis E. Nixon
Dennis E. Nixon, President and Chairman of the Board

September 22, 2011

EXHIBIT INDEX

Exhibit Number	Description	Page Number

99	News Release of International Bancshares Corporation dated September 22, 2011, entitled, “IBC Announces Branch Closings in Response to New Banking Regulations, Stresses Commitment to Customer Service and Free Products Program.”	5